REVISED EXHIBIT A

To the Amended Expense Limitation Agreement dated May 1, 2007, by and between Allianz Variable Insurance Products Fund of Funds Trust and Allianz Life Advisors, LLC (now Allianz Investment Management LLC).

Not withstanding section 3 (Term and Termination of Agreement), the Amended Expense Limitation Agreement may not be terminated prior to April 30, 2012.  The Operating Expense Limit for each Fund is as follows:
Name of Fund                                                                                  Expense Limitation

AZL Fusion Balanced Fund                                                                        0.30%
AZL Fusion Edge Fund                                                                               0.30%
AZL Fusion Moderate Fund                                                                       0.30%
AZL Fusion Growth Fund                                                                           0.30%
AZL Fusion Conservative Fund                                                                0.35%
AZL Balanced Index Strategy Fund                                                          0.20%
AZL Growth Index Strategy Fund                                                             0.20%

Acknowledged:

Allianz Variable Insurance Products Fund of Funds Trust
By: /s/ Brian Muench
Name: Brian Muench
Title: Vice President
Allianz Investment Management LLC
By: /s/ Brian Muench
Name: Brian Muench
Title: Vice President

Updated:  11/3/2010